EXHIBIT 10.42

SECOND AMENDMENT TO TRUST AGREEMENT NO. 9

This Second Amendment to Trust Agreement No. 9 is entered into effective as of July 28, 2014 by and between Cliffs Natural Resources Inc., f/k/a Cleveland-Cliffs Inc., an Ohio corporation (the “Company”), and KeyBank, N.A., the successor in interest to Key Trust Company of Ohio, N.A., a national banking association, as Trustee (the “Trustee”). Capitalized terms not defined herein shall have the meanings assigned to such terms in Trust Agreement No. 9.

WITNESSETH

WHEREAS, on November 20, 1996 the Company and the Trustee entered into Trust Agreement No. 9;
WHEREAS, Sections 1.6 and 9.2 of Trust Agreement No. 9 provide that Exhibits A and B thereto may be amended by the Company by providing to the Trustee amendments thereto; and
WHEREAS, Section 1.6 provides that not later than the date of any Change of Control, the Company shall specify in an Exhibit C the nature, amounts and timing of the Benefits to which each Trust Beneficiary may become entitled; and
WHEREAS, Section 11.1 of Trust Agreement No. 9 provides that Trust Agreement No. 9 may be amended by the Company and the Trustee.
NOW, THEREFORE, the Company and the Trustee hereby amend Trust Agreement No. 9 to provide as follows:

1.    Section 9.2 is amended in its entirety to read as follows:

“9.2 Amendments to Exhibit A (and directly corresponding amendments to Exhibit B) that modify one or more lists of Directors shall be made only in accordance with Section 1.6. No amendment to Exhibit A (and no amendment to Exhibit B) that would delete a Director may be made on or after the date on which a Change of Control occurs, except with the agreement of the Director or Directors affected by such change.”

2.    Section 11.1 is amended in its entirety to read as follows:

“11.1 This Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company without the consent of any Trust Beneficiary, provided that the amendment does not adversely affect any Trust Beneficiary, and provided further that no amendment shall have the effect of altering Section 11.2.”

3.    Exhibit A is amended in its entirety to read as attached hereto.

4.    Exhibit B is amended in its entirety to read as attached hereto.

5.    A new Exhibit C is added to the end of Trust Agreement No. 9 to read as attached hereto.

IN WITNESS WHEREOF, the Company and the Trustee have caused counterparts of this Second Amendment to be executed on this 28th day of July, 2014, each of which shall be an original Amendment.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ James D. Graham
Title:	Vice President, Chief Legal Officer & Secretary

KEYBANK, N.A., as Trustee

By:	/s/ Lester W. Dryja
Title:	Vice President

EXHIBIT A

Effective July 28, 2014

CLIFFS NATURAL RESOURCES INC.
NONEMPLOYEE DIRECTORS’ SUPPLEMENTAL COMPENSATION PLAN PARTICIPANTS

To the extent not already paid as of July 28, 2014:

Ronald C. Cambre

James D. Ireland III

Francis R. McAllister

John C. Morley

EXHIBIT B

NONEMPLOYEE DIRECTORS’ SUPPLEMENTAL COMPENSATION PLAN
AND THE FIRST AND SECOND AMENDMENTS THERETO

CLEVELAND-CLIFFS INC
NONEMPLOYEE DIRECTORS’ SUPPLEMENTAL COMPENSATION PLAN
WHEREAS, the Board of Directors of Cleveland-Cliffs Inc (the “Board of Directors”) has determined that the “Participants” (as defined in Section 2.1) have, individually and collectively, made and may continue to make an essential contribution to the profitability, growth, financial strength and overall guidance of Cleveland-Cliffs Inc (the “Company”) and
WHEREAS, the Company desires to provide an incentive to attract and maintain the highest quality of individuals to serve as directors (the “Directors”);
NOW, THEREFORE, by approval of the Board of Directors of the Company, the Company hereby establishes the CLEVELAND-CLIFFS INC NONEMPLOYEE DIRECTORS’ SUPPLEMENTAL COMPENSATION PLAN (the “Plan”) to be effective as of July 1, 1995, which Plan shall contain the following terms and conditions:
ARTICLE I
ESTABLISHMENT OF THE PLAN
1.1 The Plan. The Company, intending that the Participants and Directors shall rely thereon, hereby establishes the Plan.
1.2 Amendment, Suspension or Termination of Plan. The Company shall not amend, suspend or terminate the Plan or any provision hereof, including without limitation this Section 1.2, without the prior approval of a majority of the Directors present at a meeting of the Board of Directors at which a “quorum” (as defined in the Regulations of the Company) is present. Anything contained in the Plan to the contrary notwithstanding, and notwithstanding any amendment, suspension or termination (hereinafter collectively referred to in this Section 1.2 as an “Amendment”) of the Plan, no right under the Plan of any person who was a Participant or a Director immediately prior to any Amendment shall in any way be amended, modified, compromised, terminated or suspended without the prior written consent of such person. Without such consent, the rights under the Plan of a Participant and Director withholding such consent shall be as set forth in the Plan in the form that the Plan existed on the date such person’s rights under the Plan vested, as set forth in Section 2.2 (as such Section 2.2 may be amended by any Amendment consented to by such person).
ARTICLE II
PARTICIPANTS
2.1 Participants. Each Director who has never been an employee or officer of the Company and who first serves as a Director on or after July 1, 1995 (an “Outside Director”) shall become a Participant in the Plan upon the completion of five years of continuous service as a Director.
2.2 Vesting. The rights under the Plan of all persons who are Directors and who first serve as such on or after July 1, 1995 shall vest immediately upon their election as Directors; provided, however, that the right of any Director to receive any benefits pursuant to Article III of the Plan shall be subject to the qualification of such Director as a Participant hereunder and to such Director’s satisfaction of the requirements of Article III with respect to benefit entitlement.
2.3 Participation Upon Change of Control. Anything contained herein to the contrary notwithstanding, in the event of a “Change of Control” (as hereinafter defined), each Outside Director shall become a Participant in the Plan. A “Change of Control” shall mean the occurrence of any of the following events:
(a) The Company shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;

(b) The Company shall sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of the Company as the same have existed immediately prior to such sale or transfer;
(c) A person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on July 1, 1995) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934) of 30% or more of the outstanding voting securities of the Company (whether directly or indirectly); or
(d) During any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of the Company who are Directors of the Company on the date of the beginning of any such period.

ARTICLE III
POST-RETIREMENT INCOME
3.1 Post-Retirement Income. Commencing upon a Participant’s retirement from the Board of Directors (i) with at least five years of continuous service as a Director, or (ii) after a Change of Control (hereinafter collectively referred to as the Participant’s “Commencement Date”), the Company will pay quarterly to the Participant an amount equal to Fifty Percent (50%) of the stated quarterly Board of Directors retainer fee for service as an Outside Director which is in effect on the Participant’s retirement; provided however, that such amount shall only be payable to a Participant during his “Payment Period” (as defined in Section 3.2); provided further, that payment of such amount shall not commence prior to the Participant’s 65th birthday, except in the case of disability of the Participant; and, provided further, that if a Participant’s Commencement Date is on account of an event described in clause (ii) of this Section 3.1, such amount shall be reduced for any Participant with fewer than five years of continuous service as an Outside Director by Twenty Percent (20%) for each full year of continuous service less than five that such Participant has served as an Outside Director. For purposes of this Section 3.1, when determining the amount of an Outside Director’s stated quarterly Board of Directors retainer fee, such retainer fee shall be deemed to include the stock component (if any, and whether restricted or unrestricted) of such fee. The duration of post-retirement income payments described in this Section 3.1 shall be as more fully described in Section 3.2. For purposes of this Section 3.1, the term “retirement” of an Outside Director shall be deemed to include: (i) the failure of the stockholders of the Company to re-elect such Outside Director; provided, however, that the right of any Director to receive benefits pursuant to the provisions of this Article III shall be subject to the Director’s satisfaction of the applicable requirements of Article III with respect to benefit entitlement, and (ii) following a Change of Control, resignation or the failure of the stockholders of the Company to re-elect such Outside Director.

3.2 Form of Payment. Post-retirement income payable pursuant to Section 3.1 shall be paid to the Participant for a period equal to his years of continuous service on the Board of Directors (the “Payment Period”). Such post-retirement income shall be paid in cash to the Participant in equal quarterly installments, each installment to be paid in advance on the first day of each quarter, beginning with the quarter that begins on the first day of the January, April, July or October coinciding with or next following such Participant’s Commencement Date. In the event a Participant who is married on his Commencement Date dies during his Payment Period and prior to the distribution of all post-retirement income to which he is entitled hereunder, the remaining post-retirement income installment payments shall be paid to his “Surviving Spouse” (as hereinafter defined) for the remainder of the Payment Period or, if earlier, until the death of such Surviving Spouse. For purposes of this Section 3.2, “Surviving Spouse” means the person to whom a Participant is legally married on his Commencement Date. In the event a Participant who is not married on his Commencement Date dies during his Payment Period and prior to the distribution of all post-retirement income to which he is entitled hereunder,. the last payment made hereunder shall be the payment made to the Participant for the quarter during which his death occurs.

ARTICLE IV
GENERAL PROVISIONS
4.1 Successors and Binding Agreements.
(a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform hereunder the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed to be the “Company” for purposes of this Plan), but shall not otherwise be assignable or delegatable by the Company.
(b) The Plan shall inure to the benefit of and be enforceable by each of the Participants or Directors and his respective personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.
(c) Neither the Company nor any Participant or Director hereunder shall assign, transfer or delegate the Plan or any rights or obligations hereunder, except as expressly provided in Section 4.1(a). Without limiting the generality of the foregoing, no right or interest under the Plan of a Participant or Director (or of any person claiming under or through any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Director or designated beneficiary. If any Participant or Director or designated beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his benefits hereunder or any part thereof, or if by reason of his bankruptcy or other event occurring at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Company, acting through the Board Affairs Committee of the Board of Directors, in its discretion, may terminate his interest in any such benefit to the extent the Company considers it necessary or advisable in order to prevent or limit the effects of such occurrence. Such termination shall be affected by filing a written “termination declaration” with the Plan’s records and by making reasonable efforts to deliver a copy of such “termination declaration” to the Participant or Director or designated beneficiary (the “Terminated Participant”) whose interest is adversely affected.
As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Company and, in the Company’s sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his spouse, his children or any other person or persons in fact dependent upon him in such a manner as the Company shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him and not paid to others in accordance with the preceding sentence shall be paid to the Terminated Participant’s then living descendants, including adopted children, per stirpes, or, if there are none then living, to his estate.
4.2 Notices. For all purposes of this Plan, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered on five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to a Participant at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

4.3 Forfeiture of Post-Retirement Income. No post-retirement income shall be paid to any Participant or Surviving Spouse hereunder unless the Participant agrees (i) to be available to the Company in an unpaid advisory capacity on and after his Commencement Date, and (ii) not to engage in any activity adverse to the interests of the Company. In the event the Participant breaches such agreement, no further payments to the Participant or his Surviving Spouse shall be made hereunder. Anything contained herein to the contrary notwithstanding, the provisions of this Section 4.3 shall not apply in the event of a Change of Control.
4.4 Governing Law. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

4.5 Severability. Each Section, subsection and lesser section of the Plan constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of the Plan shall finally be determined to be unlawful, such provision shall be deemed severed from the Plan, but every other provision of the Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the parties hereto to the extent permissible under law.
4.6 Withholding of Taxes. The Company may withhold from any amounts payable under the Plan all federal, state, city and other taxes as shall be legally required.

4.7 Gender and Number. As used in the Plan, the singular shall include the plural and the masculine shall include the feminine, and vice versa, all as required by the context
*   *   *
IN WITNESS WHEREOF, this Plan has been duly adopted by the Company as of July 1, 1995.

CLIFFS-CLIFFS INC

By:	/s/ M. T. Moore
Title:	Chairman and Chief Executive Officer

FIRST AMENDMENT
TO
CLEVELAND-CLIFFS INC NONEMPLOYEE DIRECTORS'
SUPPLEMENTAL COMPENSATION PLAN

RECITALS

WHEREAS, Cleveland-Cliffs Inc ("Company") established the Cleveland-Cliffs Inc Nonemployee Directors' Supplemental Compensation Plan ("Plan") effective July 1, 1995; and
WHEREAS, Section 1.2 of the Plan provides that the Company may amend, suspend or terminate the Plan with the prior approval of a majority of the Directors present at a meeting of the Board of Directors, at which a "quorum" (as defined in the Regulations of the Company) is present; and
WHEREAS, the Company desires to amend the Plan to freeze the eligibility under the Plan to only those Directors who join the Board of Directors of the Company between July 1, 1995 and December 31, 1998.
NOW, THEREFORE, by approval of the Board of Directors of the Company, the Plan is hereby amended, effective January 1, 1999, as follows:
1.    Section 2.1 of the Plan is hereby amended to read:

2.1 PARTICIPANTS. Each Director who has never been an employee or officer of the Company and who first serves as a Director on or after July 1, 1995, and before January 1, 1999 (an "Outside Director") shall become a Participant in the Plan upon the completion of five years of continuous service as a Director.

2.    Except as amended by this First Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment No. 1 has been duly authorized by the Company as of November 10, 1998.

CLIFFS-CLIFFS INC

By:	/s/ J.S. Brinzo
Title:	President and Chief Executive Officer

SECOND AMENDMENT
TO THE
AMENDED AND RESTATED CLEVELAND-CLIFFS INC
RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

RECITALS
WHEREAS, Cleveland-Cliffs Inc (the "Company") has established the Amended and Restated Cleveland-Cliffs Inc Retirement Plan for Non-Employee Directors (the "Plan") effective as of July 1, 1995; and
WHEREAS, the Company adopted an Amendment to the Plan, dated as of January 1, 2001; and
WHEREAS, Section 1.2 of the Plan provides that the Company may amend, suspend or terminate the Plan with the prior approval of a majority of the Directors present at a meeting of the Board of Directors, at which a "quorum" (as defined in the Regulations of the Company) is present; and
WHEREAS, the Company desires to amend the Plan to provide an offer of an immediate voluntary lump sum cash-out election of the present value of the accrued pension benefit under the Plan to all Participants.
NOW, THEREFORE, by approval of the Board of Directors of the Company, the Plan is hereby amended, effective January 14, 2003 as follows:
1.    Section 3 of the Plan is amended to add a new Section 3.3 as follows:
3.3 Lump Sum Payment Election of Post-Retirement Income. Notwithstanding the form of quarterly installment distributions provided in Section 3.1 above, during the period beginning on February 1, 2003 and ending on February 28, 2003 a Participant may voluntarily elect by written notice filed with the Company to receive from the Company payment of such Participant's post-retirement income benefits in a single lump sum. Payment of a Participant's lump sum benefit shall be payable on or about June 30, 2003. Amounts payable under Section 3.1 for purposes of the Participant's distribution shall be converted into a lump sum equivalent actuarial value as of December 31, 2002, (the "Lump Sum Benefit"). The Lump Sum Benefit shall be determined by the Company based on the Pension Benefit Guaranty Corporation interest rate for immediate annuities in effect for December, 2002 and the 2000 Annuity Mortality Table.
2.    Effective Date. This Amendment No. 2 shall be effective on January 14, 2003.
IN WITNESS WHEREOF, Cleveland-Cliffs Inc, pursuant to the order of its Board of Directors, has executed this Amendment No. 2 to the Amended and Restated Cleveland-Cliffs Inc Retirement Plan for Non-Employee Directors at Cleveland, Ohio, as of the 14th day of January, 2003.

CLIFFS-CLIFFS INC

By:	/s/ J.S. Brinzo
Title:	President and Chief Executive Officer

EXHIBIT C

[SEE SECTION 1.6 OF THE TRUST AGREEMENT. NOT LATER THAN THE DATE OF ANY CHANGE OF CONTROL, FOR EACH TRUST BENEFICIARY, SPECIFY “NATURE, AMOUNT AND TIMING OF BENEFITS” TO WHICH EACH IS ENTITLED]